Exhibit 99.1

Steven R. Fox, DDS
317 Madison Ave Suite 1520
New York, NY 10017

March 17, 2014

Dr. Steven Rosenfeld
P O Box 1321 Lenox Hill
New York, NY 10021

Re:     Stalar 1, Inc.

Dear Steven:

This first amendment to that certain letter agreement effectively dated October 11, 2013 (the “Original Letter Agreement”), is to confirm our further agreements, as follows:

1.	The parties hereto agree that paragraph number 2. of the Original Letter Agreement is hereby amended and restated, in its entirely, as follows:
2.	Steven Rosenfeld agrees to purchase 1,022,250 shares (the “Shares”) of Steven Fox’s shares of Stalar 1, at a per share purchase price equal to the par value of such shares, or $1,022.25 in the aggregate (the “Purchase Price”).
2.	The parties hereto agree that paragraph number 4. of the Original Letter Agreement is hereby amended and restated, in its entirely, as follows:
4.	Following the transfer of the Shares as contemplated herein, Steven Rosenfeld shall hold approximately 50.00% of the currently issued and outstanding capital stock of Stalar 1.
3.	The parties hereto agree that paragraph number 5. of the Original Letter Agreement is hereby amended and restated, in its entirely, as follows:
5.	Steven Rosenfeld, as additional consideration for such Shares, hereby agrees to reimburse Steven Fox for 50% of the operating expenses of Stalar 1, and such funding will continue for the foreseeable future and until altered by mutual written consent of the parties hereto.

ACCEPTED AND AGREED, this 17th day of March, 2014.

/s/ Steven Fox	/s/ Steven Rosenfeld
Steven Fox	Steven Rosenfeld